Exhibit 99.1

SONIC AUTOMOTIVE, INC. DECLARES QUARTERLY DIVIDEND

CHARLOTTE, NC (February 24, 2004) – Sonic Automotive, Inc. (NYSE: SAH) today announced that its Board of Directors has approved a quarterly dividend of $0.10 per share for shareholders of record on March 15, 2004. The dividend will be payable April 15, 2004.

About Sonic Automotive, Inc.

Sonic Automotive, Inc., a Fortune 300 Company, is one of the largest automotive retailers in the United States operating 190 franchises and 40 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein is a forward-looking statement pertaining to an anticipated cash dividend to shareholders. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. The Company does not undertake any obligation to update forward-looking information.